UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 19, 2011

Tompkins Financial Corporation

(Exact Name of Registrant as specified in Charter)

New York	1-12709	16-1482357
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

The Commons, PO Box 460, Ithaca, New York	14851
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(607) 273-3210

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers.

(e) On August 19, 2011, the Compensation Committee of the Board of Directors of Tompkins Financial Corporation (the "Company") granted Stephen S. Romaine, James W. Fulmer, Francis M. Fetsko and Gerald J. Klein, Jr. the following stock appreciation rights (“SARs”) and restricted stock at a price of $37.00 per share, equal to the closing sale price as reported by NYSE Amex on August 19, 2011, under the Tompkins Financial Corporation 2009 Equity Plan.  Mr. Romaine received 10,500 SARs and 3,300 restricted shares, and Messrs. Fetsko, Fulmer, and Klein each received 5,250 SARs and 1,650 restricted shares.  These grants have a seven year vesting schedule with 0% vesting in year one, 17% vesting in years two through six, and 15% vesting in year seven.   The SARs are stock-settled stock appreciation rights.  All of these grants will expire ten years from the date of the grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMPKINS FINANCIAL CORPORATION

Date:  August 23, 2011                                                                                     By:       /s/STEPHEN S. ROMAINE
    Stephen S. Romaine
    President and Chief Executive Officer